Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact:
Joel R. Jacks
Chairman and Chief Executive Officer
Federal Services Acquisition Corporation
(646) 403-9765

Investor Relations Contact:
Laura Kowalcyk
Investor Relations
CJP Communications for Federal Services Acquisition Corporation
(212) 279-3115 ext. 209
laura@cjpcom.com

Federal Services Stockholders Approve Acquisition of Advanced Technology Systems, Inc.

NEW YORK, January 12, 2007 — Federal Services Acquisition Corporation (“Federal Services”) (OTCBB: FDSA, FDSAU, FDSAW), a special purpose acquisition company formed to acquire an operating business in the federal services and defense industries, announced today that its stockholders have approved the Company’s previously-announced proposed acquisition of Advanced Technology Systems, Inc. (“ATS”) by more than the required margin.  In addition, holders of fewer than 20% of the Company’s shares issued in its initial public offering elected to exercise their right to convert shares into a pro rata portion of the proceeds of the Company’s initial public offering placed in a trust account.  These circumstances permit the acquisition of ATS to proceed.

Joel R. Jacks, Federal Services’ Chairman and Chief Executive Officer, said “In light of the sentiment of our stockholders in favor of the acquisition of Advanced Technology Systems, Inc., Federal Services intends to complete the transaction on or about January 16, 2007.”

Stockholders also approved amendments to Federal Services’ Certificate of Incorporation to, among other things, change Federal Services’ name to “ATS Corporation,” approved the Company’s 2006 Omnibus Incentive Compensation Plan, and elected Dr. Edward H. Bersoff as a member of the Federal Services Board for a term expiring in 2009.

FORWARD-LOOKING STATEMENTS

This document may contain “forward-looking statements”—that is, statements related to future—not past—events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain.  For Federal Services, particular uncertainties that could adversely or positively affect the Company’s future results include: risks related to the government contracting industry, including possible changes in government spending priorities; risks related to the Company’s business, including its dependence on contracts with U.S. Federal Government agencies and departments and continued good relations, and being successful in competitive bidding, with those customers; uncertainties as to whether revenues corresponding to the Company’s contract backlog will actually be received; risks related to the implementation of its strategic plan, including the ability to make acquisitions and the performance and future integration of acquired businesses; and other risks and uncertainties disclosed in the Company’s filings with the Securities and Exchange Commission.  These uncertainties may cause Federal Services’ actual future results to be materially different than those expressed in the Company’s forward-looking statements. Federal Services does not undertake to update its forward-looking statement.

ABOUT FEDERAL SERVICES

Federal Services is a blank check company that was formed to acquire an operating business in the federal services and defense industries. Federal Services consummated its initial public offering on October 25, 2005, receiving net proceeds of approximately $119 million through the sale of 21,000,000 units of its securities at $6.00 per unit. The Board of Directors of Federal Services includes Dr. Edward H. Bersoff, the founder and former CEO of BTG, Inc., a federal services company that was sold to The Titan Corporation, and Joel R. Jacks and Peter M. Schulte, the co-founders of CM Equity Partners, a private equity firm that has completed several federal services acquisitions. Dr. Bersoff will become Chairman and Chief Executive Officer of Federal Services and ATS and Stuart R. Lloyd, formerly Senior Vice President and Chief Financial Officer of PEC Solutions, Inc. will become Chief Financial Officer of Federal Services upon consummation of the transaction. Joel Jacks and Peter Schulte will remain board members of Federal Services following the closing, and will no longer hold executive management positions. Additional board members of Federal Services include: Joseph A. Saponaro, formerly President of L-3 Government Services, Inc. and Edward J. Smith, President of Barnegat Bay Capital Inc.

Additional information about Federal Services may be found at http://www.fedsac.com

ABOUT ATS

ATS, headquartered in McLean, Virginia, is a leading provider of systems integration and application development, IT infrastructure management and strategic IT consulting services to U.S. federal government agencies. Since its founding in 1978, ATS has been recognized for its custom software development and software integration capabilities and its deep domain expertise in federal government financial, human resource and data management systems.

ATS is currently executing on over 140 contracts for multiple civilian and defense agencies including: The Department of Homeland Security; The Office of the Secretary of Defense; Defense Logistics Agency; The U.S. Air Force; The Department of Housing and Urban Development; and Pension Benefit Guarantee Corporation. The majority of ATS’ contractual relationships are long-term in nature, and many of its customer relationships have been in place for over a decade. ATS derived approximately 90% of its total revenue in fiscal 2005 from contracts with the U.S. government and government-sponsored enterprises. The majority of its work is performed under time and material (T&M) and fixed price contracts.

Over the past 28 years, ATS has built and implemented over 100 mission-critical systems for clients. This large installed base of work provides continuous opportunities for maintenance and upgrades, and positions ATS to address legacy software and systems issues and perform complex migration projects as clients move to next generation technologies. With over 600 employees possessing diverse, hard-to-replicate technical skills, institutional knowledge and insight accumulated over nearly three decades, ATS competes effectively for prime and sole source service contracts and has succeeded in recent years in expanding its reach and presence in the federal services market.

ATS’ financial management software expertise assists clients preparing for the government’s increased financial accountability standards. ATS’ data management systems expertise allows clients to increase efficiency with better human resource and case management tracking capabilities, while also allowing them to organize and track information easily. Additionally, ATS’ IT outsourcing capabilities provide ATS with an opportunity to develop long-term value added partnerships with clients that allow end-users and government agencies to focus on core mission priorities, while reducing expenditures on systems management.

In addition, ATS leverages its IT services, management consulting, and software and systems development solutions expertise into financial institutions, insurance companies and government sponsored enterprises through a wholly-owned subsidiary, Appix, Inc. (“Appix”). Appix is one of the largest providers of outsourced professional services at Fannie Mae and currently serves many Fortune 500 financial services and insurance companies. Appix has experienced strong organic growth, which has been complemented by small strategic acquisitions.

Additional information about ATS may be found at http://www.atsva.com.

ADDITIONAL INFORMATION

Stockholders of Federal Services are urged to read its definitive proxy statement related to its special meeting of stockholders held on January 11, 2007, as adjourned, to vote on, among other proposals, its proposed acquisition of ATS. Such proxy statement contains important information regarding ATS and the transaction. Copies of the proxy statement and other relevant documents filed by Federal Services, which contain information about Federal Services and ATS, are available without charge at the U.S. Securities and Exchange Commission’s Internet site (http://www.sec.gov). The definitive proxy statement may also be obtained from Federal Services without charge by directing a request to Federal Services Acquisition Corporation, 900 Third Avenue, 33rd Floor, New York, New York 10022-4775.